                          Offer to Purchase for Cash
              Up to 430,000 Outstanding Limited Partnership Units
                                      of
                      Boston Celtics Limited Partnership
                                      at
                              $17.00 Net Per Unit
                                      by
                          Castle Creek Partners, L.P.


THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, MARCH 1, 1999, UNLESS THE OFFER IS EXTENDED.

                                                               January 13, 1999

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated January 13, 1999 and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by Castle Creek Partners, L.P., a Delaware limited partnership (the "Purchaser"), to purchase up to 430,000 limited partnership units (each, a "Unit") of Boston Celtics Limited Partnership, a Delaware limited partnership ("BCLP"), at a purchase price of $17.00 per Unit, net to the tendering Unitholder in cash, upon, and subject to, the terms set forth in the Offer. We are the holder of record of Units held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Units. A tender for such Units can be made only by us as the holder of record and pursuant to your instructions.

  We request instructions as to whether you wish to tender any or all of such Units held by us for your account, pursuant to the terms set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $17.00 per Unit, net to the tendering Unitholder in cash.

    2. The Offer is being made for up to 430,000 Units. If more than 430,000 Units are validly tendered and not withdrawn, the Purchaser will purchase up to 430,000 of the tendered Units on a pro rata basis.

    3. The Board of Directors of BCLP GP, Inc., BCLP's general partner, is unable to take a position with respect to the Offer due to conflicts of interest, which are described in its Solicitation/Recommendation Statement on Schedule 14D-9.

    4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, March 1, 1999, unless extended.

    5. Unitholders who tender Units will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Units by Purchaser pursuant to the Offer.

  If you wish to have us tender any or all of your Units, please complete, sign and return the form set forth on the reverse side of this letter. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                    Instructions With Respect to the Offer
   to Purchase for Cash Up to 430,000 Outstanding Limited Partnership Units
                                      of
                      Boston Celtics Limited Partnership
                                      at
                              $17.00 Net Per Unit
                                      by
                          Castle Creek Partners, L.P.

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated January 13, 1999, of Castle Creek Partners, L.P., a Delaware limited partnership (the "Purchaser"), and the related Letter of Transmittal, relating to limited partnership units (each, a "Unit") of Boston Celtics Limited Partnership, a Delaware limited partnership.

  This will instruct you to tender to Purchaser the number of Units indicated below held by you for the account of the undersigned, on the terms set forth in the Offer to Purchase and Letter of Transmittal.

NUMBER OF UNITS TO BE TENDERED:                         SIGN HERE


_________ UNITS                            ____________________________________


                                          _____________________________________
                                                      Signature(s)



                                          _____________________________________

Account Number: _____________________     _____________________________________
                                          Please print name(s) and address(es)
                                          here

Dated: ________________________, 1999

                                           _____________________________________
                                           Employer Identification or Social
                                           Security Number

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* Unless otherwise indicated, it will be assumed that all of your Units held by us for your account are to be tendered.

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